Brian F. Faulkner
Attorney at Law
3900 Birch Street, Suite 113
Newport Beach, California 92660


October 25, 1999


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  TheInternetCorp.net, Inc. - Form S-4

Dear Sir/Madame:

I have acted as counsel to TheInternetCorp.net, Inc., a Nevada corporation ("TheInternetCorp.net, Inc."), in connection with its Registration Statement on Form S-4 relating to the acquisition of Cycle-Parts.com, Inc. by TheInternetCorp.net, Inc. and in connection therewith the registration of 12,660,000 shares of its common stock ("Shares"), $0.001 par value per Share, to be issued in exchange for the issued and outstanding shares of common stock of Cycle-Parts.com, Inc., and the registration of 2,000,000 shares to be issued upon the exercise of outstanding warrants for such shares (at an exercise price of $1.00 per share). I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

Sincerely,


/s/  Brian F. Faulkner
Brian F. Faulkner, Esq.